UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2017

CafePress Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

11909 Shelbyville Road, Louisville, Kentucky 40243 (Address of principal executive offices, including zipcode)

(502) 995-2229 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Laurie Furber, as Director

On September 21, 2017, the Board of Directors (the "Board") of CafePress Inc. (the “Company”) voted to elect Laurie Furber to serve as a Class II director of the Board, effective September 21, 2017, and to serve on the Board’s Nominating and Corporate Governance Committee. Ms. Furber will serve until the next election of Class II directors by the shareholders.

Ms. Furber, age 53, has served as the Founder and Creative Director for Elsie Green House & Home since September 2011. She previously served as Senior Vice President of Merchandising for Pottery Barn from 1999 to 2011, and Buyer for Walt Disney Company from 1996 to 1999.

Ms. Furber will receive, on a prorated basis, the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company in accordance with the terms of director compensation disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2017. The Company and Ms. Furber will also enter into the Company’s customary forms of Indemnification Agreement and Non-Disclosure Agreement.

In addition, on September 21, 2017, the effective date of Ms. Furber’s appointment to the Board, Ms. Furber was automatically granted an option to purchase 133,779 shares of the Company’s common stock under the Company’s Amended and Restated 2012 Stock Incentive Plan. This initial option will vest and become exercisable over four years, with the first 1/4th of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter over the subsequent three years. The option will have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant and will become fully vested if a change in control occurs or if Ms. Furber is not re-elected after standing for re-election at the end of her term.

There was no arrangement or understanding between Ms. Furber and any other persons pursuant to which Ms. Furber was elected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
September 25, 2017	/s/ Ekumene M. Lysonge By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary